UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 11, 2011 (March 7, 2011)

MGT Capital Investments, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26886	13-4148725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kensington Centre, 66 Hammersmith Road,
London, United Kingdom, W14 8UD
 (Address of principal executive offices, including zip code)

011-44-20-7605-1151
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (  see   General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the MGT Capital Investments, Inc.’s (the “Company”) March 7, 2011 board meeting, the members of the Compensation and Nominations Committee of the board recommended and the board (i) approved Robert Ladd’s compensation of $240,000 per annum (with no right to receive restricted stock or stock options) in consideration for his service as the Company’s Interim Chief Executive Officer; (ii) approved independent board members’ annual compensation of $20,000 plus $10,000 in cash for service on all board committees, as required and (iii) approved a grant of 100,000 restricted shares of Company common stock to the independent directors of the board, vesting over 18 months with 33% vesting on each of September 7, 2011, March 7, 2012, and September 7, 2012; such shares are subject to forfeiture if the applicable director is not a director of the Company at the time the restricted shares are to vest. The board also appointed Richard Taney to serve as chairman of the board to fill the vacancy created by Peter Venton’s resignation as chairman.

On March 8, 2011, Troy Robinson resigned as Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2011	MGT CAPITAL INVESTMENTS, INC.

	By:	/s/ Robert Ladd
Name: Robert Ladd Title: Interim Chief Executive Officer